Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-126246
Prospectus Supplement No. 2
to Prospectus dated May 22, 2008
11,755,806 Shares
LEAP WIRELESS INTERNATIONAL, INC.
Common Stock

     We are supplementing the prospectus dated May 22, 2008, covering up to 11,755,806 shares of our common stock, par value $0.0001 per share, which may be offered for sale from time to time by the selling stockholders named in the prospectus. This prospectus supplement contains: (a) our Current Report on Form 8-K dated June 17, 2008, which was filed with the Securities and Exchange Commission on June 18, 2008, (b) our Current Report on Form 8-K dated June 18, 2008, which was filed with the Securities and Exchange Commission on June 19, 2008 and (c) our two Current Reports on Form 8-K dated June 19, 2008, which were filed with the Securities and Exchange Commission on June 20, 2008.
     This prospectus supplement supplements information contained in the prospectus dated May 22, 2008. This prospectus supplement should be read in conjunction with the prospectus dated May 22, 2008, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus dated May 22, 2008, including any supplements and amendments thereto.
     This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated May 22, 2008, including any amendment or supplement thereto.
     INVESTING IN OUR SHARES OF COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS DATED MAY 22, 2008.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus Supplement is June 23, 2008.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 17, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 17, 2008, the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) appointed Walter Z. Berger as the Company’s executive vice president and chief financial officer, effective upon Mr. Berger’s commencement of employment with the Company on June 23, 2008. S. Douglas Hutcheson, the Company’s president and chief executive officer, had served as acting chief financial officer since September 2007.
     Prior to joining the Company, Mr. Berger, age 52, served in senior management roles at CBS Corporation, including as executive vice president and chief financial officer of CBS Radio from 2006 to 2008. Prior to that, Mr. Berger served as executive vice president, chief financial officer and a director of Emmis Communications Corporation from 1999 to 2005. Prior to Emmis, Mr. Berger served as executive vice president and chief financial officer of LG&E Corporation from 1996 to 1997 and was promoted to group president of the Energy Marketing Division in 1997 where he served until 1999. From 1985 to 1996, Mr. Berger held a number of financial and operating management roles in the manufacturing, service and energy fields, after having begun his career in audit with Arthur Andersen in 1977. Mr. Berger received a B.A. in business administration from the University of Massachusetts, Amherst.
     In connection with his employment, Mr. Berger will receive an annual base salary of $530,000, a sign-on bonus of $50,000 and an opportunity to earn an annual performance bonus. Mr. Berger’s target performance bonus will be 80% of his annual base salary, with bonus payouts based on Company and individual performance. The Company also agreed to pay Mr. Berger a $50,000 retention bonus upon the completion of his first, second and third years of employment. In addition, the Company agreed to grant Mr. Berger 45,000 restricted shares of the Company’s common stock at a purchase price of $0.0001 per share and options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan. These equity awards will vest over a four year period, with 25,000 of the shares of restricted stock and 50,000 of the options eligible to vest on an accelerated basis if Mr. Berger’s employment is terminated in connection with a change of control that occurs prior to his completion of at least eighteen months of service and with all of the shares of restricted stock and options eligible to vest on an accelerated basis if his employment is terminated in connection with a change of control that occurs after that time. Mr. Berger also received reasonable and customary relocation benefits. The Company and Mr. Berger will also enter into the Company’s standard form of severance benefits agreement and director and officer indemnity agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 17, 2008
	By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 18, 2008, Leap Wireless International, Inc., or Leap, and its wholly owned subsidiary Cricket Communications, Inc. (as borrower), or Cricket, entered into Amendment No. 3 to the Amended and Restated Credit Agreement with the lenders named therein and Bank of America, N.A. (as Administrative Agent), referred to herein as the “Third Amendment.”
     Under the Third Amendment, the Amended and Restated Credit Agreement, or the Credit Agreement, was amended, among other things to:
•	increase the size of the permitted unsecured debt basket under the Credit Agreement from $1.2 billion to $1.65 billion plus $1.00 for every $1.00 of cash proceeds from the issuance of new common equity by Leap, up to $200 million in the aggregate;

•	increase the add-back to consolidated earnings before interest, taxes, depreciation and amortization, or EBITDA, for operating losses in new markets from $75 million to $100 million, and extend the period in which such add-back applies until December 31, 2011. For purposes of calculating the consolidated fixed charge coverage ratio under the Credit Agreement, an additional $125 million in new market operating losses can be added back to consolidated EBITDA through December 31, 2009;

•	exclude up to $125 million of capital expenditures made in connection with the expansion of network coverage, capability and capacity in markets in existence as of December 31, 2007 from the consolidated fixed charge coverage ratio calculation through December 31, 2009;

•	increase the baskets under the Credit Agreement for capital lease and purchase money security interests from $150 million to $250 million;

•	increase the baskets under the Credit Agreement for letters of credit from $15 million to $30 million;

•	exclude qualified preferred stock from the definition of indebtedness under the Credit Agreement and make certain other amendments to facilitate the issuance by Leap of qualified preferred stock;

•	establish that if Cricket enters into an incremental facility for term loans or a revolving credit facility with an effective interest rate or weighted average yield (taking into account factors such as any interest rate floor, call protection, original issue discount and lender fees) that is higher than the then-existing interest rate for the existing term loans or revolving credit facility, as applicable, under the Credit Agreement, then the interest rate for the existing term loans or revolving credit facility, as applicable, shall be increased to match the effective interest rate or weighted average yield of such incremental facility;

•	cap any new incremental facilities under the Credit Agreement at $400 million in the aggregate;

•	increase the applicable rate spread on the term loans and revolving credit facility under the Credit Agreement by 50 basis points, and set a floor on the London Interbank Offered Rate, or LIBOR, under the Credit Agreement of 3.00% per annum; and

•	include a prepayment (or repayment) premium on the term loans of 2.0% on any principal amount prepaid (or repaid) prior to the first anniversary of the date of the amendment and 1.0% on any principal amount prepaid (or repaid) on or after the first anniversary but prior to the second anniversary of the date of amendment (other than prepayments in respect of extraordinary receipts).
     In connection with the execution of the Third Amendment, Leap paid a fee equal to 50 basis points on the aggregate principal amount of the commitments and loans of each lender that executed the Third Amendment on or before 5:00 p.m., eastern time, on June 18, 2008.
     The terms of the existing Credit Agreement, as amended, are described in Leap’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 19, 2006, March 21, 2007 and November 23, 2007, which are hereby incorporated by this reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 18, 2008	By:	/s/ S. DOUGLAS HUTCHESON
S. Douglas Hutcheson
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 19, 2008, Leap Wireless International, Inc. (“Leap”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding its proposed issuance of convertible senior notes due 2014 through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Leap issued a subsequent press release on June 19, 2008, announcing that it had priced an offering of $220 million in aggregate principal amount of 4.5% convertible senior notes due 2014, at an issue price of 100% of the principal amount.
     In accordance with Rule 135c(d) under the Securities Act, copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Leap Wireless International, Inc., dated June 19, 2008

99.2	Press Release of Leap Wireless International, Inc., dated June 19, 2008

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 19, 2008	By /s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	Chief Executive Officer, President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Leap Wireless International, Inc., dated June 19, 2008

99.2	Press Release of Leap Wireless International, Inc., dated June 19, 2008

FOR IMMEDIATE RELEASE
Leap Contacts:
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com
Amy Wakeham, Investor Relations
858-882-6084
awakeham@leapwireless.com
Leap Announces Proposed Private Placement of $200 Million in Convertible Senior Notes
SAN DIEGO — June 19, 2008 —Leap Wireless International, Inc. (NASDAQ:LEAP), a leading provider of innovative and value-driven wireless communications services, today announced that it intends to commence an offering, subject to market and other conditions, of $200 million in aggregate principal amount of convertible senior notes due 2014 to be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Leap expects to grant the initial purchasers of the notes an option to purchase up to an additional $30 million in aggregate principal amount of the notes to cover overallotments. The notes will be convertible into shares of Leap common stock.
The notes will be Leap’s unsecured and unsubordinated obligations and will be convertible into shares of Leap’s common stock. Leap will not have the right to redeem the notes prior to maturity. Holders of the notes will have the right to require Leap to repurchase for cash all or some of their notes upon the occurrence of certain fundamental change transactions. The interest rate, conversion rate, and other terms will be determined by negotiations among Leap and the initial purchasers of the notes.
Net proceeds from the offering will be used for working capital and other general corporate purposes, including the build-out of new markets, the expansion of Leap’s footprint in its existing markets and the development of its broadband initiative.
The notes and the shares of Leap common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of an offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Leap Announces Proposed Private Placement of $200 Million in Convertible Senior Notes	Page 2 of 3
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include discussions of our plans to expand our business and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;
•	changes in economic conditions, including interest rates, consumer credit conditions, unemployment and other macro-economic factors that could adversely affect demand for the services we provide;
•	the impact of competitors’ initiatives;
•	our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of markets we acquired in the FCC’s auction for Advanced Wireless Services, or Auction #66, expansion of our mobile broadband product offering and other strategic activities;
•	our ability to obtain roaming services from other carriers at cost-effective rates;
•	our ability to maintain effective internal control over financial reporting;
•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through our existing cash, cash generated from operations, or additional capital, or delays by existing U.S. government and other private sector wireless operations in clearing the Advanced Wireless Services spectrum, some of which users are permitted to continue using the spectrum for several years;
•	our ability to attract, motivate and retain an experienced workforce;
•	our ability to comply with the covenants in our senior secured credit facilities, the indenture governing our 9.375% senior notes due 2014, the indenture governing the notes contemplated by this proposed private placement and in any future credit agreement, indenture or similar instrument;
•	failure of our network or information technology systems to perform according to expectations; and
•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Leap Announces Proposed Private Placement of $200 Million in Convertible Senior Notes	Page 3 of 3
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Jump, the Cricket “K” and Flex Bucket are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect and Cricket Nation. All other trademarks are the property of their respective owners.
###

Exhibit 99.2
FOR IMMEDIATE RELEASE
Leap Contacts:
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com
Amy Wakeham, Investor Relations
858-882-6084
awakeham@leapwireless.com
Leap Announces Pricing of $220 Million in Convertible Senior Notes
SAN DIEGO — June 19, 2008 —Leap Wireless International, Inc. (NASDAQ:LEAP), a leading provider of innovative and value-driven wireless communications services, today announced the pricing of its offering of $220 million in aggregate principal amount of its convertible senior notes due 2014 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Leap granted the initial purchasers of the notes an option to purchase up to an additional $30 million in aggregate principal amount of the notes to cover overallotments. The closing of the sale of the notes, which is subject to customary conditions, is expected to occur on June 25, 2008.
The notes will be Leap’s unsecured and unsubordinated obligations, will pay interest semiannually at a rate of 4.50% per annum, and will be convertible into shares of Leap’s common stock. Upon conversion, holders of the notes will receive a number of shares of common stock equal to the base conversion rate plus, if the applicable stock price exceeds the base conversion price, additional shares of Leap common stock will be issued based on a formula described in the offering memorandum. The initial base conversion price of the notes is approximately $93.21, based on the initial base conversion rate of 10.7290 shares of common stock per $1,000 principal amount of notes. The base conversion price represents a premium of 77.5% to the closing price of Leap’s common stock on June 19, 2008, of $52.51 per share. Leap will not have the right to redeem the notes prior to maturity. Holders of the notes will have the right to require Leap to repurchase for cash all or some of their notes upon the occurrence of certain fundamental change transactions.

Leap Announces Pricing of $220 Million in Convertible Senior Notes	Page 2 of 3

Net proceeds from the offering will be used for working capital and other general corporate purposes, including the build-out of new markets, the expansion of Leap’s footprint in its existing markets and the development of its broadband initiative.
The notes and the shares of Leap common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Offers of the notes were made only by means of an offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include discussions of our plans to expand our business and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;
•	changes in economic conditions, including interest rates, consumer credit conditions, unemployment and other macro-economic factors that could adversely affect demand for the services we provide;
•	the impact of competitors’ initiatives;
•	our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of markets we acquired in the FCC’s auction for Advanced Wireless Services, or Auction #66, expansion of our mobile broadband product offering and other strategic activities;
•	our ability to obtain roaming services from other carriers at cost-effective rates;
•	our ability to maintain effective internal control over financial reporting;
•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through our existing cash, cash generated from operations, or additional capital, or delays by existing U.S. government and other private sector wireless operations in clearing the

Leap Announces Pricing of $220 Million in Convertible Senior Notes	Page 3 of 3

Advanced Wireless Services spectrum, some of which users are permitted to continue using the spectrum for several years;
•	our ability to attract, motivate and retain an experienced workforce;
•	our ability to comply with the covenants in our senior secured credit facilities, the indenture governing our 9.375% senior notes due 2014, the indenture governing the notes referred to herein and in any future credit agreement, indenture or similar instrument;
•	failure of our network or information technology systems to perform according to expectations; and
•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Jump, the Cricket “K” and Flex Bucket are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect and Cricket Nation. All other trademarks are the property of their respective owners.
###

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 19, 2008, Leap Wireless International, Inc. (“Leap”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding the proposed issuance by its wholly owned subsidiary, Cricket Communications, Inc. (“Cricket”), of senior notes due 2015 through a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. Leap issued a subsequent press release on June 19, 2008, announcing that Cricket had priced an offering of $300 million in aggregate principal amount of 10% senior notes due 2015, at an issue price of 100% of the principal amount.
     In accordance with Rule 135c(d) under the Securities Act, copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Leap Wireless International, Inc., dated June 19, 2008

99.2	Press Release of Leap Wireless International, Inc., dated June 19, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 19, 2008	By	/s/ S. Douglas Hutcheson
		Name:	S. Douglas Hutcheson
		Title:	Chief Executive Officer, President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Leap Wireless International, Inc., dated June 19, 2008

99.2	Press Release of Leap Wireless International, Inc., dated June 19, 2008

Exhibit 99.1
FOR IMMEDIATE RELEASE
Leap Contacts:
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com
Amy Wakeham, Investor Relations
858-882-6084
awakeham@leapwireless.com
Leap Announces Proposed Private Placement of $200 Million in Senior Notes
SAN DIEGO – June 19, 2008 – Leap Wireless International, Inc. (NASDAQ: LEAP), a leading provider of innovative and value-driven wireless communications services, today announced that its operating subsidiary, Cricket Communications, Inc., intends to commence an offering, subject to market and other conditions, of a total of $200 million of unsecured senior notes due 2015 to be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside of the United States pursuant to Regulation S under the Securities Act of 1933, as amended. The senior notes will bear interest at a rate to be determined at pricing and will be guaranteed on a senior unsecured basis by Leap Wireless International, Inc. and certain of its indirect subsidiaries.
Net proceeds from the offering will be used for working capital and other general corporate purposes, including the build-out of new markets, the expansion of Leap’s footprint in its existing markets and the development of its broadband initiative.
The senior notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy the senior notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the senior notes will be made only by means of an offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Leap Announces Proposed Private Placement of $200 Million in Senior Notes	Page 2 of 3
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include discussions of our plans to expand our business and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;
•	changes in economic conditions, including interest rates, consumer credit conditions, unemployment and other macro-economic factors that could adversely affect demand for the services we provide;
•	the impact of competitors’ initiatives;
•	our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of markets we acquired in the FCC’s auction for Advanced Wireless Services, or Auction #66, expansion of our mobile broadband product offering and other strategic activities;
•	our ability to obtain roaming services from other carriers at cost-effective rates;
•	our ability to maintain effective internal control over financial reporting;
•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through our existing cash, cash generated from operations, or additional capital, or delays by existing U.S. government and other private sector wireless operations in clearing the Advanced Wireless Services spectrum, some of which users are permitted to continue using the spectrum for several years;
•	our ability to attract, motivate and retain an experienced workforce;
•	our ability to comply with the covenants in our senior secured credit facilities, the indenture governing our 9.375% senior notes due 2014, the indenture governing the notes contemplated by this proposed private placement and in any future credit agreement, indenture or similar instrument;
•	failure of our network or information technology systems to perform according to expectations; and
•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Jump, the Cricket “K” and Flex Bucket are U.S. registered trademarks of Cricket. In addition, the following are

Leap Announces Proposed Private Placement of $200 Million in Senior Notes	Page 3 of 3
trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect and Cricket Nation. All other trademarks are the property of their respective owners.
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Exhibit 99.2
FOR IMMEDIATE RELEASE
Leap Contacts:
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com
Amy Wakeham, Investor Relations
858-882-6084
awakeham@leapwireless.com
Leap Announces Pricing of $300 Million in Senior Notes
SAN DIEGO – June 19, 2008 – Leap Wireless International, Inc. (NASDAQ: LEAP), a leading provider of innovative and value-driven wireless communications services, today announced that its operating subsidiary, Cricket Communications, Inc., has priced its offering of $300 million in aggregate principal amount of 10% senior notes due 2015, in an offering to qualified institutional buyers in the United States pursuant to Rule 144A and outside of the United States pursuant to Regulation S under the Securities Act of 1933, as amended. The issue price is 100% of the principal amount of the senior notes. The senior notes will be guaranteed on a senior unsecured basis by Leap Wireless International, Inc. and certain of its indirect subsidiaries. The closing of the sale of the senior notes, which is subject to customary conditions, is expected to occur on June 25, 2008.
Net proceeds from the offering will be used for working capital and other general corporate purposes, including the build-out of new markets, the expansion of Leap’s footprint in its existing markets and the development of its broadband initiative.
The senior notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy the senior notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Offers of the senior notes were only made by means of an offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Leap Announces Pricing of $300 Million in Senior Notes	Page 2 of 3
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include discussions of our plans to expand our business and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions, including interest rates, consumer credit conditions, unemployment and other macro-economic factors that could adversely affect demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of markets we acquired in the FCC’s auction for Advanced Wireless Services, or Auction #66, expansion of our mobile broadband product offering and other strategic activities;

•	our ability to obtain roaming services from other carriers at cost-effective rates;

•	our ability to maintain effective internal control over financial reporting;

•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through our existing cash, cash generated from operations, or additional capital, or delays by existing U.S. government and other private sector wireless operations in clearing the Advanced Wireless Services spectrum, some of which users are permitted to continue using the spectrum for several years;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit facilities, the indenture governing our 9.375% senior notes due 2014, the indenture governing the notes referred to herein and in any future credit agreement, indenture or similar instrument;

•	failure of our network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Leap Announces Pricing of $300 Million in Senior Notes	Page 3 of 3
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Jump, the Cricket “K” and Flex Bucket are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect and Cricket Nation. All other trademarks are the property of their respective owners.
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